UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2012

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA		19112-1495
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2012, Eric F. Artz notified the Company of his resignation as Chief Financial Officer, effective April 3, 2012. On March 21, 2012, the Board of Directors appointed Francis J. Conforti to succeed Mr. Artz as Chief Financial Officer of the Company. Frank Conforti, 36, the Company’s current Chief Accounting Officer, joined Urban Outfitters in March 2007 as Director of Finance and SEC Reporting and was subsequently promoted to Controller and then Chief Accounting Officer. Prior to joining the Company, Mr. Conforti, a Certified Public Accountant, worked for AlliedBarton Security Services, LLC for five years, serving as Controller for three years. Mr. Conforti began his career at KPMG in 1998 where he held various audit roles.

Mr. Conforti will continue to be employed by the Company on an “at-will” basis, and he will receive an annual base salary of $350,000 in his new role as Chief Financial Officer. Mr. Conforti will be eligible to participate in the Company’s Executive Incentive Plan, with an initial target maximum bonus potential of 101.25% of base salary. Management will recommend that the Compensation Committee of the Board of Directors grant Mr. Conforti, following the effective date for the transition, 50,000 stock appreciation rights to vest in three equal annual installments beginning on the third anniversary of the grant date. Upon vesting, the stock appreciation rights are capped at 500% of the grant date fair value.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: March 21, 2012	By:	/s/ Richard A. Hayne
Richard A. Hayne
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 21, 2012.